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                                  EXHIBIT 10jj.

                   LOJACK CORPORATION MASTER SENIOR MANAGEMENT
                             STOCK OPTION AGREEMENT

        This master agreement constitutes an option to purchase shares of common stock of LoJack Corporation (hereinafter called the "Company"), a Massachusetts corporation, if and only if it is attached to a validation sheet (the "Validation") completed and executed by a duly authorized officer of the Company. When so validated, the optionee named in the Validation (hereinafter called the "Optionee") shall have an option pursuant to the LoJack Corporation Restated and Amended Stock Incentive Plan, as amended (the "Plan"), to purchase common stock pursuant to the Plan in consideration of the mutual promises and representations herein contained, and other good and valuable consideration. The Validation and this master agreement together constitute the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

        1. Confirming of Option Grant: The Company hereby evidences and confirms its grant to the Optionee of an option to purchase the number of shares of the Company's common stock set forth in the Validation at the option price per share set forth in the Validation, being the Fair Market Value of the common stock on the date of grant of the option to Optionee. This option is intended to be a Senior Management Stock Option as defined in the Plan and the provisions hereof shall be so construed. This option is governed by and subject to the provisions of the Plan, which provisions shall govern in the event of any inconsistency with the provisions hereof.

        2. Expiration of Option: The option evidenced by this Agreement shall expire ten (10) years from the date of grant.

        3. Time of Exercise: Subject to the provisions hereof, the option evidenced hereby may be exercised at any time after one year from the date of grant and on or before the expiration date of the option, except that the option shall not be exercised with respect to more than one-fourth (1 /4) of the shares before one year from the date of grant, nor with respect to more than one-half (1/2) of the shares before two years from the date of grant, nor with respect to more than three-fourths (3/4) of the shares before four years from the date of grant, unless otherwise specified in the Validation. The option shall become fully exercisable upon a "Change in Control," as defined in the Plan.

        4. Who May Exercise: During the lifetime of the Optionee and except as provided in Section 6(c) of the Plan, the option evidenced by this Agreement may be exercised only by him and may be exercised only if, at the time the Optionee exercises the option, the Optionee is:

                (a) a retired former employee of the Company, during the period ending on the earlier of three years from the date of his retirement or the date of expiration of the Option, to the extent the former employee was entitled to exercise such Option at the date of retirement;

                (b) a consultant to the Company or a former consultant to the Company to the extent the former consultant was entitled to exercise such Option at the date of termination; or

                (c) an employee who has continuously since the grant hereof been an employee of the Company. A leave of absence by the Optionee at the request or with the approval of the Company shall not be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 180 days or, if longer, so long as the Optionee's right to reemployment with the Company is guaranteed by contract, applicable law, a vote of the Board of Directors or the Company's corporate policy in effect on the date such leave commences.

        5. Acceptance of Option: The Optionee shall indicate his acceptance of this option by signing a counterpart of the Validation and delivering it to the Company. If the option is accepted, such interim period of time shall be considered a part of the period of expiration as provided in Section 2 hereof and a part of any waiting period specified herein.

        6. Manner of Exercise: The option evidenced by this Agreement may be exercised subject to requirements herein set forth by:

                (a) giving written notice of intent to exercise the option with respect to a specified number of whole shares, as provided in
        Section 6(b) of the Plan;

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                (b)     exercising as to not less than one hundred (100) shares
        at any one time unless the number of shares to be purchased upon such exercise is the total number of shares as to which the option may be exercised at the time;

                (c) making full payment to the Company in cash (by a certified check, bank draft or money order) or, with the consent of the Committee, as otherwise provided in Section 6(d) or (e) of the Plan, of the amount of the option price for the number of shares with respect to which the option is then exercised;

                (d) satisfying tax withholding requirements, if any, by payment to the Company, withholding or otherwise as provided in Section 10 of the Plan;

                (e) executing an undertaking to furnish or execute such documents as the Company, in its discretion, shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect, or (iii) to comply with or satisfy the requirements of the Securities Act of 1933 or any other law as then in effect, if any;

                (f) executing an undertaking to give the Company prompt written notice in such form as the Company, in its discretion, shall deem advisable, of the disposition of any shares of stock acquired by the exercise of the option; and

                (g) representing in writing that the Optionee is of full age and that stock purchased by him under the option is to be and is being purchased for investment and not with a view to the distribution thereof.

        7.      Notice: Each notice, payment and representation as provided by
Section 6 hereof shall be delivered or mailed, by certified or registered mail, addressed to: LoJack Corporation, Westwood Executive Center, 200 Lowder Brook Road, Suite 1000, Westwood, MA 02090, and any notice hereunder to the Optionee shall be addressed to him at his address as set forth in the Company's files.

        8. Transferability: The option represented by this Agreement shall not be transferable or assignable, other than by will or by the laws of descent and distribution, except that the option may be transferred to the spouse or child of the Optionee, or to a trust, family partnership or other like arrangement substantially all of the beneficial interest in which are held by the Optionee, his spouse and his descendants, as provided in Section 9 of the Plan. It shall be the responsibility of the Optionee, in the case of any such transfer, to provide to the Company an opinion of counsel satisfactory to the Company that such transfer is in compliance with all applicable state securities laws and may be accomplished without registration under the Securities Act of 1933, as amended.

        9. Changes in Common Stock: The number of shares of common stock covered by this option, and the Price per share thereof, shall be adjusted by the Committee to reflect, as may be deemed appropriate by said Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization or other change in capital structure, of or by the Company, as provided in Section 4(b) of the Plan. All adjustments so made shall be final and binding upon the Optionee.

        10. Rights as Shareholders: No Optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the issuance or transfer of the shares on the stock books of the Company. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance or transfer of such certificate or certificates.

        11. Employment: This Agreement does not grant or imply any right on the part of the Optionee to continue in the employ of the Company for the term of this Agreement or for any term whatsoever, it being understood that the Optionee is an employee at will of the Company whose employment may be terminated by the Company at any time, with or without cause.

        12. Law Governing: The Agreement is made in the Commonwealth of Massachusetts and shall be construed and enforced in accordance with and governed by the laws of said Commonwealth, without regard to the principles of conflicts of law.